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                                                                    Exhibit 99.1
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CABOT INDUSTRIAL TRUST                                            c/o BankBoston, N.A.
                                                                  P.O. Box 8040 Boston, MA 02266-8040
                                    Initial Purchase Form
                                                                  Any questions, please call toll free: 1-800-###-####
                                                                            (Please use enclosed envelope.)
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Enrolling in    I wish to enroll in Cabot Industrial Trust Dividend Reinvestment and Share Purchase Plan
the Plan        (the "Plan") available to interested investors of Cabot Industrial Trust (the "Company")
                by making an Initial Investment.  Enclosed is check or money order for $____________
                ($50 minimum/$5,000 maximum per calendar month) payable to "BankBoston, N.A."  Checks must be received by the "Optional Cash Payment Due Date" as defined in the Plan
                Prospectus.

                                                        Please note any address corrections directly on this form to the left.

                                                        Please provide your day and evening phone numbers to assist us in processing your enrollment.


                                                        Daytime Phone: (____)-____________________________________

                                                        Evening Phone: (____)-____________________________________
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Account         [_]  Check here if registration desired matches mailing information above.  Social Security Number _________________
Registration

Please check    [_]  INDIVIDUAL OR JOINT.  Joint accounts will be presumed to be joint tenants unless restricted by applicable
one box and          state law or otherwise indicated.  Only one Social Security Number is required for tax reporting.
provide all
requested       ____________________________________________________________________________________________________________________
information.    Owner's First Name  M.I.   Last Name    Owner's Social Security Number  Joint Owner's  First Name   M.I.   Last Name
Please print
clearly.        [_]  INDIVIDUAL.  A minor is the beneficial owner of the account with an adult Custodian managing the account until the minor becomes of age, as specified in the Uniform Gifts/Transfers to Minors Act in the minor's state of residence.

                __________________________________________________________________________________________________________
                   Custodian's First Name         M.I              Last Name

                __________________________________________________________________________________________________________
                   Minor's First Name  M.I    Last Name    Minor's Social Security Number     Minor's State of Residence

                [_]  TRUST.  Account is established in accordance with provisions of a trust agreement.

                __________________________________________________________________________________________________________
                  Trust Name              Name of Trust      Trust Date      Tax ID Number          Beneficiary
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Dividend        You may choose to reinvest all, a portion or none of the dividends paid on Company stock registered in your name
Election        and held for you under the Plan.  If you do not indicate a choice, you automatically will default into the full dividend reinvestment election with all dividends reinvested.
Please check
one box and     [_] Full Dividend Reinvestment.  I wish to reinvest all of my Common Stock dividends in additional shares of
provide the     Common Stock, I may also make optional payments to the Plan.  (You will not receive a dividend check.)
requested
information.    [_] Partial Dividend Reinvestment.  I wish to have cash dividends on _________ whole shares of Common Stock sent to me in cash, and dividends on the rest of my shares of Common Stock reinvested in additional shares of Common
                Stock. I may also make optional payments to the Plan.

                [_] Optional Cash Only.  I wish to make only optional cash payments to the Plan.  (You will receive a dividend check for all shares.)

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Signatures      By signing this form, I request enrollment, certify that I have received and read the prospectus describing the
                Plan and agree to abide by the terms and conditions of the Plan. I hereby appoint BankBoston, N.A. as my agent to apply dividends and any investments I may make to the purchase of shares under the Plan. I understand that I may revoke this authorization at any time by written notice to BankBoston, N.A.

                All joint owners must sign.

                Under penalties of perjury, I also certify that: A. The number shown on this form is my/our correct Social Security
                Number or Taxpayer ID Number, B, I am not subject to backup withholding either because (1) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (2) the IRS has notified me that I am no longer subject to backup withholding. (Check here ____ if you have been notified by the IRS that you are subject to backup withholding because of under reporting of interest or dividends on your tax returns.)

                __________________________________________________________________________________________________________
                Signature                               Date              Signature                                 Date
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Automatic       AUTOMATIC INVESTMENT.  You may authorize automatic monthly deductions from your personal
Investment      bank account.  Bank Boston, N.A. will invest these deductions in Company stock and
                credit the account you designate above.  To initiate these deductions, please complete    [_]
                the reverse side of this form and check this box.  Your authorized monthly deduction from your Bank account must be for at least $50 and cannot exceed $5,000 in a calendar month.

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Automatic      Please complete the information below to commence automatic withdrawals from your Bank
Investment     account to purchase additional shares. Deductions and investments will continue until you
Application    notify BankBoston, N.A. to change or discontinue them. You must notify the Bank by telephone or written request at least five (5) business days prior to the Optional Cash
               Payment Due Date as defined in the Plan Prospectus for any change to be effective. Should your Bank account contain insufficient funds to cover the authorized deduction, no investment will occur.  In such event, you will be charged a $25.00 fee by BankBoston,
               N.A. and you may be charged an additional fee by your bank for insufficient funds.

               Please see sample below illustrating where these numbers can be found.

               ABA Routing Number                 Checking or Money Market            Savings
               [_][_][_][_][_][_][_][_][_]                  [_]                         [_]

               Bank Account Number
               [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]      __________________________________________
                                                                         Name on Account (Please Print)

               Amount to be Withdrawn
               [_][_],[_][_][_].[_][_] ($50 minimum, $5,000 maximum per month)

                                                                     ____________________________________________
                                                                         Name of Financial Institutional

               I hereby authorize BankBoston, N.A. to make
               monthly automatic transfers of funds from my           ________________________________________
               saving/checking account in the amount                  Mailing Address of Financial Institution
               indicated on this form.  These funds will be
               used to purchase common shares of beneficial           _________________________________________
               interest for my account.  Note: If Joint               City            State                Zip
               Account, both holders must sign.


               ________________________________________________________________________________________________
               Signature                            Date            Signature                             Date









                             ABA Number            Account Number                      Check Number
                                                                             (Do not include as part of your
                                                                                   Bank Account Number)
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